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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We consent to the incorporation by reference in this Registration Statement of Eltrax Systems, Inc. (Eltrax) on Form S-8 of our report dated March 26, 1999 appearing in Eltrax's Current Report on Form 8-K dated March 26, 1999 on our audits on the consolidated financial statements of Sulcus Hospitality Technologies, Corp. as of December 31, 1998 and 1997 and for each year in the three year period ended December 31, 1998.

                                          /s/ Crowe, Chizek and Company LLP

                                          Crowe, Chizek and Company LLP

Columbus, Ohio
December 3, 1999